UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2022

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Highway 100 South, Suite 432 St. Louis Park, MN 55416
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure contained in Item 5.02 herein is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Departure

On June 12, 2022, Phillip Keller resigned as the Chief Financial Officer of Mitesco, Inc. (the “Company”) effective immediately. Mr. Keller’s resignation was not a result of any conflict or disagreement with the Company, the Company’s management or the Board of Directors (the “Board”) of the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. Keller’s departure, the Company and Mr. Keller entered into an executive separation agreement (the “Separation Agreement”) dated June 12, 2022. Pursuant to the terms of the Separation Agreement, Mr. Keller shall (i) receive payment equal to four weeks of salary, less applicable withholdings and deductions, payable in a single lump sum; (ii) receive payout of accrued and unused paid time off through the Date of Termination; (iii) maintain any health insurance benefits directly sponsored and paid for by the Company through June 30, 2022; and (iv) retain all stock and options currently held as of the Separation Date that previously vested; subject to the terms and conditions of the Company’s Stock Option Grants and Plan.

As consideration for the obligations of the Company under the Separation Agreement, Mr. Keller agreed to a comprehensive release of claims in favor of the Company and its affiliates. Mr. Keller also agreed to be bound by restrictive covenants concerning confidential or proprietary information.

The foregoing description of the Separation Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Chief Financial Officer Appointment

On June 13, 2022, the Board appointed Mr. Tom Brodmerkel, age 64, its Chairman, as the Company’s CFO effective immediately. Mr. Brodmerkel is a successful businessman and has participated in the financial reporting and management of the Company since 2020 as a member of the Company’s Audit Committee. He has extensive financial management and reporting experience in both private and public companies ranging from start-up situations to mature industry leaders.

Mr. Brodmerkel has served as a Chair of the Board since April 2020. He also currently serves on the board of directors of Xact Laboratories, LLC, a healthcare technology company; as the Chief Executive Officer and Chair of Wave Health Technologies LLC., a healthcare technology company focused on computer assisted coding and medical record analysis, since January 2017; and as the Executive Vice President and Chief Operating Officer of Medical Card System, Inc. since April 2013. Mr. Brodmerkel has also served as the Vice Chairman of the Board of CareSource since September 2018, a not for profit $10 billion health plan primarily focused on serving patients under Medicaid, and as the President and Chief Executive officer of KMA Holdings LLC, an investment and consulting firm in the health care industry, since January 2009. Additionally, Mr. Brodmerkel’s career has included directorships and management positions at companies including PointRight, Pulse8 Inc., Peak Risk Adjustment Solutions, Matrix Medical Network, Inc., Coventry Healthcare, Inc. United Health Group.

Mr. Brodmerkel’s military service includes five years in the United States Navy (1980–1985) as a Supply Officer based in San Diego, CA, Panama Canal, Panama, and in Charleston, South Carolina. Mr. Brodmerkel graduated from the United States Naval Academy, Annapolis, Maryland with a Bachelor of Science in 1982.

In connection with his appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Brodmerkel (the “Employment Agreement”). The Employment Agreement is effective from June 13, 2022 until the earlier of Mr. Brodmerkel resignation or termination by us under the following circumstances (i) a vote of the majority of our directors; (ii) a violation of the securities laws, or (iii) upon his incapacity or inability to perform all the duties set forth in this Agreement due to mental or physical disability. Mr. Brodmerkel will be paid a base salary of $120,000 with a performance and salary review to be conducted annually. In the event of termination by us, Mr. Brodmerkel will only be entitled to compensation owed through the date of termination and all options that have not yet vested will be cancelled. The Employment Agreement also contains customary non-disclosure, non-compete and confidentiality provisions. Either the Company or Mr. Brodmerkel may terminate this agreement on ten (10) days written notice with no further obligations.

The description of the Employment Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 14, 2022, the Company issued a press release announcing the appointment of Mr. Brodmerkel as its Chief Financial Officer and departure of the Phillip Keller as its Chief Financial Officer set forth above. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Executive Separation Agreement, dated June 12, 2022.
10.2*	Employment Agreement for Mr. Brodmerkel Dated June 13, 2022
99.1*	Press Release, dated June 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2022	MITESCO, INC.

	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer